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                                                                      EXHIBIT 11

                          TENET HEALTHCARE CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                        NOVEMBER 30,                  NOVEMBER 30,
                                                                   -----------------------       -----------------------
                                                                    1995           1996           1995           1996
                                                                   --------       --------       --------       --------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period. . . . . . . . . . . .   200,053        216,557        199,938        215,922
Shares issued upon exercise of stock options . . . . . . . . . .       251            286            209            518
Shares issued in connection with employee stock
      purchase plan. . . . . . . . . . . . . . . . . . . . . . .         -            102              -             90
Dilutive effect of outstanding stock options . . . . . . . . . .     2,823          3,555          2,361          3,475
Shares issued upon exercises of performance
      investment options . . . . . . . . . . . . . . . . . . . .       718              -            357              -
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -            169              -             91
                                                                   --------       --------       --------       --------
Weighted average number of shares and share
      equivalents outstanding. . . . . . . . . . . . . . . . . .   203,845        220,669        202,865        220,096
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 182,863      $  76,822      $ 301,116      $ 149,223
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
Earnings per share . . . . . . . . . . . . . . . . . . . . . . . $    0.90      $    0.35      $    1.48      $    0.68
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary
      calculation. . . . . . . . . . . . . . . . . . . . . . . .   203,845        220,669        202,865        220,096
Additional dilutive effect of stock options. . . . . . . . . . .       197              -            307              -
Assumed conversion of dilutive convertible
      debentures . . . . . . . . . . . . . . . . . . . . . . . .    12,141              -         13,003              -
                                                                   --------       --------       --------       --------
Fully diluted weighted average number of shares. . . . . . . . .   216,183        220,669        216,175        220,096
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
Income used in primary calculation . . . . . . . . . . . . . . . $ 182,863      $  76,822      $ 301,116      $ 149,223
Adjustments:
 Interest expense on convertible debentures. . . . . . . . . . .     3,716              -          7,652              -
 Reduced reimbursement of above interest expense
  by Medicare. . . . . . . . . . . . . . . . . . . . . . . . . .      (922)             -         (1,958)             -
 Income taxes on interest less Medicare
  reimbursement. . . . . . . . . . . . . . . . . . . . . . . . .    (1,102)             -         (2,215)             -
                                                                   --------       --------       --------       --------
Adjusted income used in fully diluted calculation. . . . . . . . $ 184,555      $  76,822      $ 304,595      $ 149,223
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
Earnings per share . . . . . . . . . . . . . . . . . . . . . . . $    0.85      $    0.35      $    1.41      $    0.68
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------


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*    All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.


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